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                                                                   EXHIBIT 10.28

                    FURTHER AMENDMENT TO EMPLOYMENT AGREEMENT

          This FURTHER AMENDMENT TO EMPLOYMENT AGREEMENT (the "Further Amendment") is made as of July 15, 2002, between Channell Commercial Corporation, a Delaware corporation (the "Company"), and William H. Channell, Jr. ("Executive") with reference to the employment agreement between the parties hereto dated as of July 8, 1996 (the "Employment Agreement") and any prior amendments thereto. Except otherwise defined in this Further Amendment, capitalized terms used herein have the same meanings given in the Employment Agreement.

          NOW, THEREFORE, based on the mutual covenants contained herein and in the Employment Agreement, the parties hereto agree as follows:

          1. Further Amendment to Employment Agreement. Section 5.2.2 (Termination Without Cause) of the Employment Agreement is hereby amended to provide as follows:

          "If the Company terminates Executive other than for Cause during the period July 15, 2002, through July 15, 2003, then in addition to amounts that Executive is entitled to receive under Section 5.3.1, Executive shall be entitled to receive as a severance benefit (i) one times Executive's Base Salary, payment of which shall be accelerated and paid in one lump sum within 30 days of termination, and (ii) accelerated vesting of any options or restricted stock granted to Executive.

          This Further Amendment shall become non-operative if, at any time prior to July 15, 2003, there is a change in control of the Company. `Change in Control' shall mean either (i) a merger or consolidation of the Company, or a sale by the Company's shareholders, as a result of which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are no longer held by the persons holding those securities immediately prior to such transaction and/or by affiliates of such persons, or (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

          2. Except as provided in this Further Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms and shall apply to this Further Amendment, including without limitation the provisions of Section 7.1 of the Employment Agreement entitled "Arbitration".

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          IN WITNESS WHEREOF, the parties hereto have executed this Further
Amendment as of the first date set forth above.


                                           CHANNELL COMMERCIAL CORPORATION


/s/ William H. Channell, Jr.               By: /s/ William H. Channell, Sr.
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William H. Channell, Jr.                      Its:         CEO
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